EXHIBIT 10.41

FORM DEBENTURE CONVERSION AGREEMENT

This DEBENTURE CONVERSION AGREEMENT (this “Agreement”), dated as of September 6th, 2006, is entered into by and between Alloy, Inc., a Delaware corporation (“Alloy” or the “Company”), and                      (the “Holder”).

RECITALS

WHEREAS, pursuant to an indenture entered into between the Company and Deutsche Bank Trust Company Americas, as trustee, dated as of July 23, 2003 (as amended, modified or supplemented, the “Indenture”), the Company issued its 5.375% Convertible Senior Debentures due 2023 (the “Debentures”) in the aggregate principal amount of $69,300,000;

WHEREAS, under certain circumstances set forth in the Indenture, the Debentures originally were convertible at the option of the holders into shares of the Company’s common stock, par value $.01 per share (the “Alloy Common Stock”), at an initial conversion price of $8.375 per share;

WHEREAS, by virtue of the Company’s spinoff (the “Spinoff”) of its wholly owned subsidiary, dELiA*s, Inc. (“dELiA*s”) in December 2005 and the Company’s one-for-four reverse stock split effected on February 1, 2006, and the provisions of the Third Supplemental Indenture thereto, dated as of August 22, 2006, each $1,000 in principal amount of the Debentures is now convertible into 29.85075 shares of Alloy Common Stock and 59.702 shares of dELiA*s’ common stock, par value $.001 per share, (the “dELiA*s Common Stock”);

WHEREAS, Holder is the holder and beneficial owner of Debentures in the aggregate principal amount of                      (the “Conversion Debentures”); and

WHEREAS, subject to the terms and conditions contained herein, Holder is willing to convert all of the Conversion Debentures into the consideration set forth in Section 2(b)(ii) hereof, all as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises, representations and warranties made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. Agreement to Convert Debentures. At the Closing (as defined below), and pursuant to the terms and conditions of this Agreement, Holder shall surrender the Conversion Debentures to the Company for conversion in accordance with the provisions of Section 12.2 of the Indenture.

2. The Closing; Deliveries.

(a) Closing. The consummation of the transactions contemplated hereby (the “Closing”) shall take place on the date hereof, or on such other date as the parties mutually agree, but in any event not later than                     . The date on which the Closing actually occurs is referred to herein as the “Closing Date”. The Closing shall take place at the offices of Katten Muchin Rosenman LLP, 1025 Thomas Jefferson Street, N.W., Washington, D.C. 20007, or at such other place as the parties mutually agree.

(b) Deliveries. At the Closing:

(i) Holder shall deliver to the Company the Conversion Debentures to the be converted pursuant hereto, together with a conversion notice in the form attached as an exhibit to the Indenture (the “Conversion Notice”), properly completed and executed, together with all other items as may be required to effect the conversion of the Conversion Debentures in accordance with the provisions of Section 12.2 of the Indenture; and

(ii) the Company shall:

(A) Deliver to American Stock Transfer and Trust Company, the Company’s transfer agent (the “Transfer Agent”), an irrevocable instruction to the Transfer Agent to, and use all commercially reasonable efforts to cause the Transfer Agent to, (1) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of Holder, for                      shares of Alloy Common Stock, or (2) provided the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of Holder, credit such number of shares of Alloy Common Stock to Holder’s balance account with DTC through its Deposit Withdrawal Agent Commission system, in any event on or before the fourth (4th) Business Day following the Closing Date (the “Share Delivery Date”);

(B) Cause dELiA*s to deliver to the Transfer Agent an irrevocable instruction to the Transfer Agent to, and use all commercially reasonable efforts to cause the Transfer Agent to, (1) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the

name of Holder, for                      shares of dELiA*s Common Stock, or (2) provided the Transfer Agent is participating in DTC Fast Automated Securities Transfer Program, upon the request of Holder, credit such number of shares of dELiA*s Common Stock to Holder’s balance account with DTC through its Deposit Withdrawal Agent Commission system, in any event on or before the Share Delivery Date;

(C) Pay and deliver to Holder the consideration set forth on Schedule A hereto; and

(D) Pay and deliver to Holder an amount equal to (i) the interest accrued but unpaid on the Conversion Debentures from August 2, 2006 to the Closing Date (the “Interest Payment”) and (ii) the payment in respect of                      of a share of Alloy Common Stock required to be paid pursuant to the provisions of Section 12.3 of the Indenture; and

3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, Holder that:

(a) The Alloy Shares have been duly authorized by the Company and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims. dELiA*s has convenanted to the Company that the dELiA*s Shares have been duly authorized by dELiA*s and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, equities or claims. It is not necessary, in connection with the transactions contemplated hereby, that the Alloy Shares be registered under the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware, with power and authority (corporate and other) to enter into this agreement and consummate the transactions contemplated hereby. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company, and (assuming the due execution and delivery thereof by Holder) constitutes and will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting rights of creditors’ and other obligees generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing, and except, further, as enforceability of the indemnification and contribution provisions hereof and thereof may be limited by considerations of public policy.

4. Representations, Warranties and Agreements of Holder. Holder hereby represents and warrants to, and agrees with, the Company that:

(a) Holder has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware, with power and authority (corporate and other) to enter into this agreement and consummate the transactions contemplated hereby. Holder has full power and authority to enter into and to perform this Agreement in accordance with its terms. This Agreement has been duly authorized, executed and delivered by Holder and (assuming the due execution and delivery thereof by the Company) constitutes a valid and legally binding agreement of Holder enforceable against Holder in accordance with its terms, except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting rights of creditors’ and other obligees generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing, and except, further, as enforceability of the indemnification and contribution provisions hereof and thereof may be limited by considerations of public policy.

(b) Holder holds all right, title and interest in and to the Conversion Debentures to be converted by it at the Closing, and has not placed or permitted to be placed on such Conversion Debentures any liens, encumbrances or adverse claims of any kind whatsoever as of the Closing.

5. Miscellaneous.

(a) Definition of the Terms . For purposes of this Agreement, “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

(b) Notices, Etc. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next Business Day delivery, in each case to the intended recipient as set forth below:

(i) if to Holder, shall be delivered or sent by mail, telex or facsimile transmission to:                                         ;

with a copy to:

(ii) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Alloy, Inc., 151 W 26th Street, 11th Floor, New York, NY 10001, Attention: Gina DiGioia, Esq, (Fax: (212) 244-4311);

with a copy to:

Katten Muchin Rosenman LLP, 1025 Thomas Jefferson Street, NW, Washington, DC 20007, Attention: Richard M. Graf (Fax (202) 339.6058).

(iii) Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

(c) Amendments and Waivers. Except as set forth in this Agreement, changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of the Company and Holder.

(d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(e) Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(f) Entire Agreement. This Agreement and the exhibits hereto together with any other agreement referred to herein constitute the entire agreement between the Company and Holder with respect to the subject matter hereof. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof.

(g) Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

(h) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflicts of laws of the State of New York.

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IN WITNESS WHEREOF, the parties have caused this Debenture Conversion Agreement to be duly executed as of the date first written above.

ALLOY, INC.

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A